A M E N D M E N T NO. 3

TO

AMENDED AND RESTATED COMMITTED NOTE PURCHASE AND SECURITY AGREEMENT

The AMENDED AND RESTATED COMMITTED NOTE PURCHASE AND SECURITY AGREEMENT, dated as of December 3, 2004, among ENCORE SPV I, a Delaware statutory trust, UBS REAL ESTATE SECURITIES INC., a Delaware corporation, as Purchaser of Notes issued thereunder from time to time, each Person becoming a Noteholder thereunder from time to time, and UBS REAL ESTATE SECURITIES INC., as agent for the Purchasers and the Noteholders, as previously amended (as amended, the “Agreement”), is hereby amended by this Amendment No. 3, dated as of August 22, 2005 (the “Amendment”) as follows:

1.	Amended Terms.

(a) The defined term “Note Documents” in the Agreement is hereby amended to read as follows:

“‘Note Documents’ shall mean, collectively, this Note Purchase Agreement, the Notes, the Loan Purchase Agreement, the Custodial Agreement, the Servicing Agreement, the Pricing Side Letter, the Electronic Tracking Agreement and the Personal Guaranties.”

(b) The defined term “Transaction Documents” in the Agreement is hereby amended to read as follows:

“‘Transaction Documents’ shall mean the Note Purchase Agreement, the Notes, the Loan Purchase Agreement, the Trust Agreement, the Administration Agreement, the Custodial Agreement, the Servicing Agreement, the Pricing Side Letter, the Electronic Tracking Agreement and the Personal Guaranties.”

(c) The following new definitions are hereby added to the Agreement in the appropriate alphabetical order as follows:

“‘UBS Cash Account’ shall mean a separate cash account held by the Agent under the conditions set forth in Section 3.16 of this Note Purchase Agreement.

‘UBS Cash Account Adjustment’ shall mean an adjustment to the UBS Cash Account Balance pursuant to a UBS Cash Account Adjustment Notice.

‘UBS Cash Account Adjustment Notice’ shall mean the cash account adjustment notice, in the form of Exhibit M to this Note Purchase Agreement, to be used under the conditions set forth in Section 3.16 hereof by the Agent to notify the Note Issuer of any adjustments to the UBS Cash Account Balance.

‘UBS Cash Account Balance’ shall mean, as of any date, the net amount of funds in the UBS Cash Account on such date.

‘UBS Cash Account Interest Accrual’ shall mean the simple interest calculation posted on the last Business Day of each month resulting from the product of each Business Day’s UBS Cash Account Balance and UBS Cash Account Interest Rate.

‘UBS Cash Account Interest Rate’ shall mean, with respect to each month, the average opening federal funds rate for such month or such other rate agreed to by the Note Issuer and the Agent. The opening federal funds rate on a Business Day shall be counted as the UBS Cash Account Interest Rate until the next Business Day.

‘Withdrawal/Deposit Notice’ shall mean the withdrawal/deposit notice, in the form of Exhibit L hereto to be used under the conditions set forth in Section 3.16 hereof by the Note Issuer to make withdrawals or deposits to the UBS Cash Account.

(d) The following section is hereby added as Section 3.16 of the Agreement:

“3.16 UBS Cash Account. (a) The Note Issuer hereby authorizes and directs the Agent to create a UBS Cash Account, which account shall be held by the Agent and shall be subject to the terms and conditions of this Note Purchase Agreement. The Agent shall notify the Note Issuer, via electronic or facsimile transmission, of the UBS Cash Account Balance on each Business Day when the UBS Cash Account Balance is greater than zero and on each Business Day on which a Note Purchase occurs.

(b) The Agent shall credit the UBS Cash Account for (i) any deposits therein by the Note Issuer upon the Note Issuer’s written direction pursuant to a Withdrawal/Deposit Notice, (ii) any credit pursuant to a UBS Cash Account Adjustment, (iii) any UBS Cash Account Interest Accruals and (iv) any deposits by the Note Issuer under this Note Purchase Agreement.

(c) The Agent shall debit the UBS Cash Account for (i) any withdrawals therefrom by the Note Issuer upon the Note Issuer’s written direction pursuant to a Withdrawal/Deposit Notice, (ii) any debit pursuant to a UBS Cash Account Adjustment and (iii) any fees or other amounts payable hereunder by the Note Issuer. Notwithstanding anything to the contrary, the Agent shall not be required to debit the UBS Cash Account pursuant to subparagraph (i) above to the extent that the funds remaining in the UBS Cash Account immediately after the debit shall be insufficient to pay the amounts identified in subparagraphs (ii) and (iii) above.

(d) Upon termination of this Note Purchase Agreement and payment in full of all obligations owing by the Note Issuer under the Transaction Documents, The Agent shall remit to the Note Issuer the UBS Cash Account Balance.

(e) The Note Issuer hereby confirms and agrees that to secure its obligations under the Transaction Documents, it hereby grants to the Agent a first priority continuing security interest in and to the UBS Cash Account and all proceeds (as defined in the UCC) of such account. The Note Issuer further agrees that the Agent may issue “entitlement orders” (within the meaning of Section 8-102(a)(8) of the UCC) or other instructions from the Agent, including, without limitation, directing the transfer or redemption of any financial asset credited to, or the disposition of funds held in, the UBS Cash Account for application against any obligations in such order as the Agent shall determine in its sole discretion. It is hereby acknowledged and agreed that the Agent is exercising exclusive control over the UBS Cash Account as of the date hereof.”

(e) Sections 5.01(b)(xii) and 5.01(b)(xiii) of the Agreement are hereby deleted and replaced in their entirety with the following:

“(xii) the UBS Cash Account and all monies from time to time on deposit in the UBS Cash Account;

(xiii) all other assets of the Note Issuer; and

(xiv) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.”

(f) The second sentence of Section 10.03 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand or notice (except as specifically provided herein) of any kind to the Note Issuer, or any other Person, all of which are hereby expressly waived, may forthwith apply the cash, if any, including all amounts then in the UBS Cash Account, then held by it as part of the Collateral to the payment of any of the Secured Obligations.”

(g) Annex 1 attached hereto is hereby added as Exhibit L to the Agreement.

(h) Annex 2 attached hereto is hereby added as Exhibit M to the Agreement.

2.	Governing Law. This Amendment, in all respects, shall be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance, without regard to principles of conflicts of law.

3.	Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute but one and the same instrument.

4.	Merger and Integration. Upon execution of this Amendment by the parties to the Agreement, this Amendment shall be incorporated into and merged together with the Agreement. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect and the Agreement as hereby amended is further ratified and reconfirmed in all respects.

5.	Capitalized Terms. Capitalized terms used herein and not defined herein have their respective meanings as set forth in the Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed and delivered as of the date specified above.

NOTE ISSUER

ENCORE SPV I
By: Encore Credit Corp.,
as Administrator

By: /s/ William E. Moffatt
Name: William E. Moffatt
Title: Treasurer

Countersigned:

By: /s/ Chris DiAngelo

Chris DiAngelo, not in his individual capacity, but solely as Special Manager

Address for Notices:

Encore SPV I
c/o Encore Credit Corp.
1833 Alton Parkway
Irvine, California 92606
Attention: John Kontoulis, Alanna Darling, Esq.
Telecopier No: (949) 856-8799
Telephone No: (949) 856-8399

With a copy to:

Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York 10019
Attention: Chris DiAngelo
Telecopy No.: (212) 259-6719
Telephone No.: (212) 259-6718

AGENT

UBS REAL ESTATE SECURITIES INC.

By: /s/ Robert Carpenter
Name: Robert Carpenter
Title: Executive Director

By: /s/ Arnold J. Cohn
Name: Arnold J. Cohn
Title: Director

Address for Notices:
1285 Avenue of the Americas
New York, New York 10019
Attention: Robert Carpenter, George A. Mangiaracina
Telecopier No: (212) 713-9597
Telephone No: (212) 713-2000

PURCHASER

UBS REAL ESTATE SECURITIES INC.

By: /s/ Robert Carpenter
Name: Robert Carpenter
Title: Executive Director

By: /s/ Arnold J. Cohn
Name: Arnold J. Cohn
Title: Director

Address for Notices:
1285 Avenue of the Americas
New York, New York 10019
Attention: Robert Carpenter, George A. Mangiaracina
Telecopier No: (212) 713-9597
Telephone No: (212) 713-2000